EXHIBIT 99.2
Unaudited pro forma condensed consolidated financial statements
     The pro forma condensed consolidated financial information is a presentation of historical results with accounting adjustments necessary to reflect the estimated pro forma effect of the acquisition by Martha Stewart Living Omnimedia, Inc. (the “Company”) of certain assets of Emeril Lagasse on the financial position and results of operation of the Company and is presented for information purposes only. The pro forma condensed consolidated financial information should not be construed to be indicative of the combined financial position or results of operations that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.
     The following unaudited pro forma condensed consolidated financial statements are presented to reflect the April 2, 2008 purchase by the Company of the businesses owned and operated by Emeril Lagasse and certain affiliated parties, except for Emeril Lagasse’s restaurant-related business and foundation, for an aggregate initial purchase price of $50 million (approximately $45.0 million in cash and $5.0 million in shares of the Company’s Class A Common Stock), plus a possible additional payment by the Company of up to $20 million (a portion of which may be payable in shares of the Company’s Class A Common Stock). The following unaudited pro forma condensed consolidated financial statements were prepared from the financial statements of Emeril’s Food of Love Productions, LLC. The primary assets acquired were the licensing relationships and television library of chef Emeril Lagasse, which were previously owned by Emeril’s Food of Love Productions, LLC. Although the Company did not acquire the equity interests of Emeril’s Food of Love Productions, LLC, the Company has presented the historical financial statements of Emeril’s Food of Love Productions in this Current Report on Form 8-K/A to reflect the general financial scope of the assets acquired. In the pro forma condensed consolidated balance sheet as of March 31, 2008, adjustments have been made to reflect the actual assets acquired which exclude the entire balance sheet of Emeril’s Food of Love Productions. The acquisition also included the domain name emerils.com. The value of emerils.com as well as all of the other assets acquired were included as part of the purchase price allocation.
     The acquisition was accounted for as a purchase business combination. Accordingly, the costs to acquire the assets of Emeril Lagasse, as described above, including certain transaction costs, were allocated to assets acquired and liabilities assumed based on their estimated fair market values at the date of acquisition. The allocation of the purchase price is preliminary and subject to adjustment pending completion of the final valuation.
     Pro forma adjustments are necessary to reflect the purchase price, the new debt and equity structure and to adjust the Company’s net tangible and intangible assets and liabilities to preliminary estimated fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets, changes in depreciation and amortization expense resulting from fair value adjustments to net tangible assets, interest expense and the income tax effects related to the pro forma adjustments. Certain pro forma adjustments are based on the results of a preliminary valuation. The final valuation could change materially from this preliminary report and therefore could materially affect the purchase price and related accounting adjustments.
     The unaudited pro forma condensed consolidated balance sheet as of March 31, 2008, combines the Company’s unaudited consolidated balance sheet as of March 31, 2008, and the unaudited balance sheet of Emeril’s Food of Love Productions as of March 31, 2008. Pro forma adjustments related to the unaudited pro forma condensed consolidated balance sheet assume the acquisition was consummated on March 31, 2008.
     The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2007, combines the Company’s audited consolidated statement of operations for the year ended December 31, 2007, and the audited statement of income and comprehensive income of Emeril’s Food of Love Productions for the year ended December 31, 2007. Pro forma adjustments related to the unaudited pro forma condensed consolidated statement of operations assume the acquisition was consummated on January 1, 2007.
     The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2008, combines the Company’s unaudited consolidated statement of operations for the three months ended March 31, 2008, and the unaudited statement of income and comprehensive income of Emeril’s Food of Love Productions for the three months ended March 31, 2008. Pro forma adjustments related to the unaudited pro forma condensed consolidated statement of operations assume the acquisition was consummated on January 1, 2008.
     The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of operating results that would have been achieved had the combination been consummated as of the beginning of the period presented and should not be construed as representative of future operations. The pro forma adjustments, as described in the notes, are based upon available information and assumptions the Company believes are reasonable under the circumstances. The adjustments do not reflect any benefit to the existing businesses of the Company or profit improvement to the acquired assets such as potential synergies nor do the adjustments reflect any impact, both favorable and unfavorable, to existing contracts that are currently known.
     These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K filed March 17, 2008, the Company’s Quarterly Report on Form 10-Q filed May 9, 2008, and the historical financial statements of the Emeril’s Food of Love Productions included herein.
Forward-looking Statements
     Except for historical information contained in this Current Report, the statements in this Current Report are “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements often can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include those factors discussed in “Risk Factors” as detailed in “Part II. Other Information, Item 1A. Risk Factors” of the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2008 (“2008 Q1 10-Q”), as well as other factors, including those discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2008 Q1 10-Q. Forward-looking statements herein speak only as of the date of filing of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in our reports to the Securities and Exchange Commission.

MARTHA STEWART LIVING OMNIMEDIA, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheets
March 31, 2008
(in thousands, except per share amounts)

	Martha Stewart	Emeril’s Food			Martha Stewart
	Living	of Love			Living
	Omnimedia	Productions			Omnimedia
	Historical	Historical	Pro Forma		Pro Forma
	(unaudited)	(unaudited)	Adjustments		(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$89,607	$837	$(17,518	)(a)	$72,926
Short-term investments	490	—	—		490
Accounts receivable, net	44,255	1,158	(1,158	)(b)	44,255
Inventories	6,826	—	—		6,826
Deferred television production costs	6,289	—	—		6,289
Income taxes receivable	430	—	—		430
Other current assets	2,780	67	67	(c)	2,914

Total current assets	150,677	2,062	(18,609)		134,130

PROPERTY, PLANT AND EQUIPMENT, net	15,993	7	(7	)(d)	15,993

INTANGIBLE ASSETS, net	53,605	—	51,053	(e)	104,658

OTHER NON-CURRENT ASSETS	24,328	—	494	(f)	24,822

Total assets	$244,603	$2,069	$32,931		$279,603

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$26,423	$422	$(422	)(g)	$26,423
Accrued payroll and related costs	8,261	—	—		8,261
Income taxes payable	1,232	—	—		1,232
Current portion of deferred subscription revenue	26,272	—	—		26,272
Current portion of other deferred revenue	4,932	35	(35	)(h)	4,932
Current portion of long-term debt	—	—	6,000	(i)	6,000

Total current liabilities	67,120	457	5,543		73,120

DEFERRED SUBSCRIPTION REVENUE	8,665	—	—		8,665
OTHER DEFERRED REVENUE	14,431	—	—		14,431
LONG-TERM DEBT	—	—	24,000	(i)	24,000
OTHER NON-CURRENT LIABILITIES	2,553	96	(96	)(j)	2,553

Total liabilities	92,769	553	29,447		122,769

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A common stock, $.01 par value, 350,000 shares authorized	271	—	7	(k)	278
Class B common stock, $.01 par value, 150,000 shares authorized	267	—	—		267
Capital in excess of par value	272,667	—	4,993	(k)	277,660
Accumulated deficit	(120,596)	1,516	(1,516	)(l)	(120,596)

	152,609	1,516	3,484		157,609
Less: Class A treasury stock - 59 shares at cost	(775)	—	—		(775)

Total shareholders’ equity	151,834	1,516	3,484		156,834

Total liabilities and shareholders’ equity	$244,603	$2,069	$32,931		$279,603

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Martha Stewart Living Omnimedia, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)	Decrease cash by $(46.7) million for the cash portion of the acquisition payment including legal fees, bank fees, consulting fees and other related costs as well as decrease cash by $(0.8) million for the cash balances for Emeril’s Food of Love Productions which were excluded from the acquisition. This is partially offset by an increase in cash for the $30.0 million borrowed by the Company from Bank of America.

(b)	Decrease accounts receivables for Emeril’s Food of Love Productions which were excluded from the acquisition.

(c)	Increase other current assets for the current portion of the total capitalized bank fees of $0.6 million that will be amortized over the life of the $30 million loan which terminates at the end of 2012. This is partially offset by a decrease in other current assets for Emeril’s Food of Love Productions which were excluded from the acquisition.

(d)	Decrease property, plant and equipment for Emeril’s Food of Love Productions which were excluded from the acquisition.

(e)	Recognize the fair market value of identifiable intangible assets that were acquired. The amount of the adjustment is management’s estimate pending completion of a valuation and is comprised approximately of $46 million for the Emeril Lagasse trade name and $5 million for the existing library of television content. The Company considers the trade name to have an indefinite life while the television library is estimated to have a useful life of 6 years.

(f)	Increase other non-current assets for the non-current portion of the capitalized bank fees that will be amortized over the life of the $30 million term loan.

(g)	Decrease accounts payable and accrued expenses for Emeril’s Food of Love Productions which were excluded from the acquisition.

(h)	Decrease deferred revenue for Emeril’s Food of Love Productions which was excluded from the acquisition.

(i)	Increase long-term debt by $30 million which represents the term loan with Bank of America. Loan repayments include quarterly principal installments of $1.5 million or $6 million within a twelve-month period. Therefore, $6 million is the current portion of long-term debt with the remaining $24 million classified as long-term debt.

(j)	Decrease other non-current liabilities for Emeril’s Food of Love Productions which were excluded from the acquisition.

(k)	Recognize the equity portion of the acquisition payment which was approximately $5.0 million in shares of the Company’s Class A Common Stock which equaled 674,854 shares at closing.

(l)	Reverse member’s equity of Emeril’s Food of Love Productions.

MARTHA STEWART LIVING OMNIMEDIA, INC.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
Year Ended December 31, 2007
(in thousands, except per share amounts)

					Martha
	Martha Stewart	Emeril's Food			Stewart Living
	Living	of Love			Omnimedia
	Omnimedia	Productions	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		(unaudited)
REVENUES
Publishing	$183,727	$33	$—		$183,760
Merchandising	84,711	5,259	—		89,970
Internet	19,189	—	—		19,189
Broadcasting	40,263	7,417	—		47,680

Total revenues	327,890	12,709	—		340,599

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	154,851		1,700	(a)	156,551
Selling and promotion	89,179	1,886	—		91,065
General and administrative	68,584	2,507	—		71,091
Depreciation and amortization	7,562	6	1,011	(b)	8,579

Total operating costs and expenses	320,176	4,399	2,711		327,286

OPERATING INCOME	7,714	8,310	(2,711)		13,313

Interest income, net	2,771	883	(3,068	)(c)	586
Legal Settlement	432	—	—		432

INCOME BEFORE INCOME TAXES	10,917	9,193	(5,779)		14,331
Income tax provision	(628)	—	—	(d)	(628)

NET INCOME	$10,289	$9,193	$(5,779)		$13,703

EARNINGS PER SHARE- BASIC AND DILUTED

Net earnings per share	$0.20	n/a	$0.06	(e)	$0.26

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	52,449	—	675	(f)	53,124
Diluted	52,696	—	675	(f)	53,371
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Martha Stewart Living Omnimedia, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)	Record incremental compensation costs including base, bonus and benefits.

(b)	Record amortization for the acquired library of television content which was determined to be a finite-lived intangible asset, record amortization for the deferred financing costs related to the $30 million term loan and eliminate historical depreciation for property, plant and equipment for Emeril’s Food of Love Productions since assets were not acquired.

(c)	Record interest expense on the long-term debt incurred by the Company to fund part of the acquisition of the certain assets of Emeril Lagasse and eliminate historical interest income for Emeril’s Food of Love Productions.

(d)	No tax adjustment necessary due to the benefit of the Company’s net operating loss carryforwards and foreign tax credits.

(e)	Adjust net earnings per share for impact of income related to the acquisition.

(f)	Adjust the basic and diluted average shares outstanding to recognize the 674,854 shares of the Company’s Class A Common Stock issued in connection with the acquisition which was approximately $5.0 million in value based on the average closing prices of the Class A Common Stock for the 10 trading days prior to April 2, 2008, the closing date of the acquisition.

MARTHA STEWART LIVING OMNIMEDIA, INC.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
Three Months Ended March 31, 2008
(in thousands, except per share amounts)

	Martha Stewart	Emeril’s Food			Martha
	Living	of Love			Stewart Living
	Omnimedia	Productions			Omnimedia
	Historical	Historical	Pro Forma		Pro Forma
	(unaudited)	(unaudited)	Adjustments		(unaudited)
REVENUES
Publishing	$40,792	$7	$—		$40,799
Merchandising	13,066	1,325	—		14,391
Internet	3,414	—	—		3,414
Broadcasting	10,562	1,886	—		12,448

Total revenues	67,834	3,218	—		71,052

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	36,019		425	(a)	36,444
Selling and promotion	18,714	485	—		19,199
General and administrative	16,280	708	—		16,988
Depreciation and amortization	1,356	1	253	(b)	1,610

Total operating costs and expenses	72,369	1,194	678		74,241

OPERATING INCOME / (LOSS)	(4,535)	2,024	(678)		(3,189)
Interest income, net	483	3	(453	)(c)	33

INCOME / (LOSS) BEFORE INCOME TAXES	(4,052)	2,027	(1,131)		(3,156)

Income tax provision	(182)	—	—	(d)	(182)

NET INCOME / (LOSS)	$(4,234)	$2,027	$(1,131)		$(3,338)

EARNINGS PER SHARE- BASIC AND DILUTED

Net earnings / (loss) per share	$(0.08)	n/a	$0.02	(e)	$(0.06)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	52,722	—	675	(f)	53,397
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Martha Stewart Living Omnimedia, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)	Record incremental compensation costs including base, bonus and benefits.

(b)	Record amortization for the acquired library of television content which was determined to be a finite-lived intangible asset, record amortization for the deferred financing costs related to the $30 million term loan and eliminate historical depreciation for property, plant and equipment for Emeril’s Food of Love Productions since assets were not acquired.

(c)	Record interest expense on the long-term debt incurred by the Company to fund part of the acquisition of the certain assets of Emeril Lagasse and eliminate historical interest income for Emeril’s Food of Love Productions.

(d)	No tax adjustment necessary due to the benefit of the Company’s net operating loss carryforwards and foreign tax credits.

(e)	Adjust net earnings per share for impact of income related to the acquisition.

(f)	Adjust the basic and diluted average shares outstanding to recognize the 674,854 shares of the Company’s Class A Common Stock issued in connection with the acquisition which was approximately $5.0 million in value based on the average closing prices of the Class A Common Stock for the 10 trading days prior to April 2, 2008, the closing date of the acquisition.